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                                                                 Exhibit 99.1

                              AMENDED AND RESTATED
                      DIRECTORS' STOCK OPTION PLAN (1987)
                                       OF
                               ADAC LABORATORIES



                 1.       PURPOSE.

                 The purpose of this Directors' Stock Option Plan (1987) (the "Plan") is to assist the Company in attracting, motivating and retaining qualified non-employee directors by providing a means whereby such persons will be given an opportunity to acquire a proprietary interest in the Company's future growth by purchasing shares of Company Common Stock.

                 2.       DEFINITIONS.

                 When used in this Plan, unless the context otherwise requires:

                          (a)     "Board of Directors" shall mean the Board of
Directors of the Company as constituted at any time.

                          (b)     "Committee" shall mean the Committee as
hereinafter described in Section 3 hereof.

                          (c)     "Company" shall mean ADAC Laboratories, a
California corporation.

                          (d)     "Directors' Options" shall mean options to
purchase shares of Company Common Stock which may be granted each fiscal year by the Company to each person serving as a director of the Company who is not also an employee of the Company or any of its Subsidiary corporations.

                          (e)     "Fair Market Value" shall mean the closing
price of the Company's Common Stock, as traded on the NASDAQ National Market System (or, if such shares are then listed on any national securities exchange, the closing price on such exchange) on the date as of which such value is being determined. If the Common Stock is not traded on the NASDAQ National Market System or any national securities exchange, Fair Market Value shall be determined by the Board on the basis of the best available market value information.

                          (f)     "Options" shall mean the Directors' Options
issued pursuant to the Plan.

                          (g)     "Plan" shall mean the Directors' Stock Option
Plan (1987) of the Company authorized and adopted by the Board of Directors at its meeting held on July 28, 1987 and as amended from time to time.


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Amended and Restated
Directors' Stock Option Plan (1987)
of ADAC Laboratories



                          (h)     "Share" shall mean a share of Common Stock of
the Company.

                          (i)     "Subsidiary" shall mean any corporation in
which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock.

                 3.       ADMINISTRATION.

                 The Plan shall be administered by the Board of Directors or by a Committee which shall consist of such members of the Board of Directors of the Company or such other persons as may be appointed by the Board of Directors. The Board and, if any, the Committee, shall have full power and authority to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including but not limited to the Company, the shareholders and any person having an interest in any Options. If a member of the Committee, for any reason, shall cease to serve, the vacancy may be filled by the Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by the Board of Directors.

                 4.       ELIGIBILITY.

                 Options may be granted only to non-employee directors of the Company; employees of the Company or any of its Subsidiary corporations are not eligible to receive Options under the Plan.

                 5.       SHARES SUBJECT TO THE PLAN.

                 Subject to the provisions of Section 12 (relating to adjustments upon changes in shares), the Shares which may be sold pursuant to Directors' Options granted under the Plan shall not exceed in the aggregate 231,666 shares of the Company's authorized Common Stock, without par value. If any Option under the Plan shall for any reason terminate or expire without having been exercised in full, the Shares not purchased under such Option shall again be available under the Plan.

                 6.       ANNUAL OPTION GRANTS.

                          The number of shares to be optioned to each
non-employee director shall be fixed at 3,333 Option Shares during each fiscal year of the Company and such grant shall automatically occur on March 15th of each year except during each fifth year the





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Amended and Restated
Directors' Stock Option Plan (1987)
of ADAC Laboratories



director shall receive a grant of 20,000 shares (in lieu of the 3,333 share annual grant), provided, however, that on the date a person first becomes a director such person shall receive an option grant of 20,000 shares. Each option shall be for a term of five (5) years from the date of grant and each annual 3,333 share grant shall vest and become fully exercisable upon the first anniversary of the date of grant and each 20,000 share grant shall vest and become exercisable 25% per year. An option agreement, signed by an officer of the Company, shall be issued to each person to whom an option is granted.

                 7.       PRICE.

                 The purchase price per Share for the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Board of Directors or the Committee at the time of grant of the Option, but shall always equal 100% of the Fair Market Value of the Shares on the date such Option is granted.

                 8.       DURATION OF OPTIONS.

                 All Directors' Options issued under the Plan shall have a duration of five (5) years from the date of grant, regardless of any termination of the Plan prior to the exercise of such Options.

                 9.       NON-TRANSFERABILITY OF OPTIONS.

                          (a)     Options shall not be transferrable by the
holder thereof otherwise than (i) by will, (ii) pursuant to the laws of descent and distribution or (iii) if then permitted by Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or by Title I of the Employee Retirement Income Security Act (ERISA), or the rules thereunder; provided, however, that an Option holder may designate a beneficiary who, upon Option holder's death, may exercise the Option to the extent permitted in Section 10 of the Plan.

                          (b)     Subject to early acceleration as provided
herein, at least six months must elapse from the date of the grant of the Directors' Options to the date of disposition of the Directors' Option (other than upon exercise or conversion) or the shares subject to such Directors' Option.





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Amended and Restated
Directors' Stock Option Plan (1987)
of ADAC Laboratories





                 10.      EXERCISE OF OPTIONS.

                          (a)     Except in the event of death, in which case
they may be exercised in full immediately, and except as provided in Section 12 below, Directors' Options may be exercised only in installments as follows:
(i) each annual 3,333 share grant shall vest and become fully exercisable upon the first anniversary of the date of grant and (ii) each 20,000 share grant shall vest and become fully exercisable 25% per year.

                          (b)     An Option shall be exercised by the delivery
of a duly signed notice in writing to such effect, together with the full purchase price. Payment of the purchase price shall be made in cash or outstanding Common Stock of the Company already owned by the optionee (valued at Fair Market Value). Option Agreements under the Plan may contain a provision to the effect that all Federal and state taxes required to be withheld or collected from an Optionee upon exercise of an Option may be satisfied by the withholding of a sufficient number of exercised Option shares which, valued at Fair Market Value on the date of exercise, would be equal to the total withholding obligation of Optionee.

                          (c)     The Company will, as soon as practicable
after the exercise of an Option, deliver to the person entitled thereto a certificate or certificates for the Shares purchased pursuant to the exercise of the Option.

                 11.      TERMINATION.

                 If a holder of a Directors' Option shall resign or be removed as a director, the Option of such holder shall terminate, except that, subject to the limitation stated in the last sentence of this Section 11, (i) if his director's status with the Company is terminated for any reason other than his death, he may at any time within three months after such termination exercise his Option but only to the extent that it was exercisable by him on the date of termination and only if his status was not terminated because of a violation of his normal duties; and (ii) if he dies while serving as a director of the Company, or within three months after termination of such status, his Option may be exercised by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent and distribution, without regard to the vesting provisions included in the Option. In no event may an Option be exercised to any extent by anyone after the expiration of its term.





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Amended and Restated
Directors' Stock Option Plan (1987)
of ADAC Laboratories





                 12. CHANGES IN CAPITALIZATION: SPLITS, LIQUIDATIONS, MERGERS AND REORGANIZATIONS.

                          (a)     The aggregate number of shares of Common
Stock for which Options may be granted to eligible persons under the Plan, the number of shares of Common Stock covered by each outstanding Option and the price per share thereof in each such Option may be proportionately adjusted by the Board of Directors or the Committee for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, a reverse stock split, a subdivision or consolidation of shares or other similar capital adjustment, the payment of a stock dividend or any other increase or decrease in such shares effected without receipt of consideration by the Company. Any such determination by the Board of Directors of the Company shall be conclusive.

                          (b)(i)  Except and to the extent provided otherwise
in, or limited by, employment, severance or similar written agreements between the Company and an Optionee, ten (10) days prior to a "Change in Control" (as defined below), all stock options which are then not exercisable shall immediately vest and become exercisable, regardless of the original vesting schedule. A "Change in Control" of the Company shall be deemed to have occurred if (a) any "person" or "group" (as defined in or pursuant to Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the voting power of the common stock outstanding which votes generally for the election of directors; (b) as a result of market or corporate transactions or shareholder action, the individuals who constitute the Board of Directors of the Company at the beginning of any period of 12 consecutive months (but commencing not earlier than July 1, 1995), plus any new directors whose election or nomination was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of such period of 12 consecutive months, cease for any reason during such period of 12 consecutive months to constitute at least two-thirds of the members of such Board; or (c) the Company sells, through merger, assignment or otherwise, in one or more transactions other than in the ordinary course of business, assets which provided at least 2/3 of the revenues or pre-tax net income of the Company and its subsidiaries on a consolidated basis during the most recently-completed fiscal year.





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Amended and Restated
Directors' Stock Option Plan (1987)
of ADAC Laboratories




                          (ii) Notwithstanding paragraph (i) above, the following events shall not constitute a Change in Control: any acquisition of beneficial ownership pursuant to (a) a reclassification, however effected, of the Company's authorized common stock, or (b) a corporate reorganization involving the Company or any of its subsidiaries which does not result in a material change in the ultimate ownership by the shareholders of the Company (through their ownership of the Company or its successor resulting from the reorganization) of the assets of the Company and its subsidiaries, but only if such reclassification or reorganization has been approved by the Company's Board of Directors.

                 13.      ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES
ACT.

                 The Company may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation as the Company shall determine to be necessary or advisable. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Shares in compliance with the provisions of the Securities Act of 1933, as amended.

                 14.      AMENDMENT AND TERMINATION OF THE PLAN.

                          (a)     Except as hereinafter provided, the Board of
Directors or the Committee may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Options not theretofore issued, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time amend the terms and conditions of such Options as have been theretofore granted. Notwithstanding the foregoing, any amendment to the Plan by the Board of Directors or Committee which would (i) increase the number of Shares issuable under Options, (ii) change the class of persons to whom Options may be granted or (iii) change in any material respect the limitations or provisions pertaining to Options, shall be subject to the approval of the holders of a majority of the shares of the Company present at any meeting of shareholders and entitled to vote thereat either prior to or within one year after such amendment.





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Amended and Restated
Directors' Stock Option Plan (1987)
of ADAC Laboratories




                          (b)     The determination of the Board of Directors
or the Committee as to any questions which may arise with respect to the interpretation of the provisions of the Plan and Options granted hereunder shall be final and conclusive.

                          (c)     The Board of Directors or the Committee may
authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may deem advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

                          (d)     The Plan shall remain in effect until such
time as it is terminated by the Board of Directors of the Company. No such termination shall affect Options granted prior thereto.

                          (e)     Notwithstanding anything in the Plan to the
contrary, the terms and conditions of this Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Securities Act, or the rules thereunder.

                 15.      EFFECTIVE DATE OF THE PLAN.

                 The Plan was adopted on July 28, 1987, and is subject to approval of the holders of a majority of the shares of the Company present at any meeting of shareholders and entitled to vote thereat. Options may not be granted under the Plan prior to such shareholder approval.

                                        Adopted by the Board of
                                        Directors on July 28, 1987





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